Exhibit 99.1

May 14, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.

Washington, D.C.  20549


Re:      Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


Ladies and Gentlemen:

Pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of NACCO Industries, Inc. (the "Company") for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, that, to such officer's knowledge:

           (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

                                 /s/ Alfred M. Rankin, Jr.
                                 ---------------------------------
                                 Name:  Alfred M. Rankin, Jr.
                                 Title: Chairman, President and
                                        Chief Executive Officer
                                        (principal executive officer)



                                 /s/ Kenneth C. Schilling
                                 ---------------------------------
                                 Name:  Kenneth C. Schilling
                                 Title: Vice President and Controller
                                        (principal financial officer)